Exhibit 21

Subsidiaries of the Registrant

1.	First Community Bank of America

6100 4th Street North

St. Petersburg, Florida 33703

2.	First Community Lender Services, Inc.

9001 Belcher Road

Pinellas Park, Florida 33782